SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive proxy statement
|X|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NOODLE KIDOODLE, INC.
                              ---------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forward the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     |_| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                       [Noodle Kidoodle, Inc. letterhead]

Stanley Greenman
Chairman and Chief Executive Officer

                                                                   July 17, 2000

Dear Noodle Kidoodle Stockholder:

                               WE NEED YOUR HELP!

     Proxy materials were recently mailed to you for the special meeting of Noodle Kidoodle stockholders on July 25, 2000. This special meeting was called to allow our stockholders to vote on the proposed merger of Zany Brainy, Inc. and Noodle Kidoodle, Inc.

     According to our records, your proxy has not yet been received. We recommend that you vote your Noodle Kidoodle shares FOR the merger as soon as possible.

                             Your vote is important!

     Voting your shares can make a difference, regardless of the number of shares you own. For the merger to be approved, a majority of all outstanding Noodle Kidoodle shares must be voted FOR the merger. If you support the merger, you must actually vote your shares. Taking no action will be counted as a vote against the merger.

     All shareholders may vote by mailing the enclosed proxy card in the postage-paid envelope provided. In addition, shareholders who hold accounts through a broker or brokerage firm may vote via a toll-free telephone number or the Internet. To vote by telephone, call the toll-free number that appears in the grey-shaded area on the upper left side of the enclosed voting card. You will need to enter the control number that appears directly below the toll-free phone number when you vote. To vote on the Internet, go to www.proxyvote.com and follow the instructions. Telephone and Internet voting is fast, convenient and free, and your vote is immediately confirmed.

     Because time is of the essence, we encourage you to vote as soon as possible. If you vote by telephone or Internet, your vote must be received before midnight on Monday, July 24, 2000.

     Please take a moment to help us reach the required vote. Thank you for your cooperation and support.

                                                     Sincerely,


                                                     /s/ Stanley Greenman

                                   Questions?
           Call our solicitor, Beacon Hill Partners, at 1-800-357-8212 between 9 am and 5:30 pm Eastern Standard Time.
            If you have already mailed your proxy, please accept our
                       thanks and disregard this request.